                                                FILED PURSUANT TO RULE 424(B)(3)
                                                     REGISTRATION NO. 333-130545
SUPPLEMENT
(TO PROSPECTUS SUPPLEMENT DATED JULY 25, 2006
TO PROSPECTUS DATED MARCH 31, 2006)

                           $452,071,100 (APPROXIMATE)
                           OWNIT MORTGAGE LOAN TRUST

                  MORTGAGE LOAN ASSET -- BACKED CERTIFICATES,
                                 SERIES 2006-5

      Notwithstanding anything to the contrary in the attached Prospectus Supplement, dated July 25, 2006 (the "Prospectus Supplement"):

      The definition of Stepdown Required Loss Percentage on page S-131 of the Prospectus Supplement is hereby amended by replacing such definition in its entirety with the following:

STEPDOWN REQUIRED LOSS
PERCENTAGE                       means, for any Distribution Date, the
                                 applicable percentage for such Distribution
                                 Date set forth in the following table:

                                  DISTRIBUTION DATE OCCURRING IN   STEPDOWN REQUIRED LOSS PERCENTAGE
                                  ------------------------------   ---------------------------------
                                  August 2008 -- July 2009         1.35% with respect to August
                                                                   2008, plus an additional 1/12th
                                                                   of 1.65% for each month
                                                                   thereafter

                                  August 2009 -- July 2010         3.00% with respect to August
                                                                   2009, plus an additional 1/12th
                                                                   of 1.25% for each month
                                                                   thereafter

                                  August 2010 -- July 2011         4.25% with respect to August
                                                                   2010, plus an additional 1/12th
                                                                   of 0.75% for each month
                                                                   thereafter

                                  August 2011 -- July 2012         5.00% with respect to August
                                                                   2011, plus an additional 1/12th
                                                                   of 0.50% for each month
                                                                   thereafter

                                  August 2012 and thereafter       5.50%

      All of the other portions of the Prospectus Supplement shall remain unchanged. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus Supplement.

                             ---------------------

                 THE DATE OF THIS SUPPLEMENT IS AUGUST 10, 2006